UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2020

RCM Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	1-10245 (Commission File Number)	95-1480559 (I.R.S. Employer Identification No.)

2500 McClellan Avenue, Suite 350
Pennsauken, NJ	08109-4613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 356-4500

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.05 par value	RCMT	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers

On December 17, 2020, as disclosed in Item 5.07 below, the shareholders of RCM Technologies, Inc. (the “Company”) approved an amendment to the RCM Technologies, Inc. Amended and Restated 2014 Omnibus Equity Compensation Plan (the “Plan”) at the Company’s 2020 annual meeting of stockholders (the “Annual Meeting”) held on December 17, 2020.

On October 15, 2020, the Company’s Board of Directors (the “Board”) adopted, subject to stockholder approval at the Annual Meeting, amendments to the Plan to increase the number of shares of the common stock of the Company, $0.05 par value (the “Common Stock”) remaining available for grant thereunder by 850,000, from 5,573 to 855,573, to extend the termination date of the Plan to December 1, 2030 and to eliminate certain provisions in the Plan relating to performance-based compensation in light of the fact that the Tax Cuts and Jobs Act enacted in 2017 expanded the scope of Section 162(m) of the Code by eliminating exclusions for “qualified performance-based compensation” which, prior thereto, permitted such compensation to be deducted by corporations.

The above description of the amendment to the Plan is a summary and is qualified in its entirety by reference to the full text of the Plan as so amended, incorporated by reference herein as Exhibit 99.1.

Also on December 17, 2020, the Compensation Committee (the “Committee”) of the Board approved grants under the Plan, to be made on December 18, 2020, to Bradley S. Vizi, the Company’s Executive Chairman and President, and Kevin Miller, the Company’s Chief Financial Officer, in exchange for the reduction of each of their base salaries for 2021, dollar for dollar, of 125,000 restricted shares each (the “Restricted Shares”) of the Common Stock, which Restricted Shares will vest (pursuant to the authority of the Committee set forth in Section 10(f) of the Plan to accelerate the vesting and lapse of any Restriction Period of any or all outstanding Stock Awards at any time for any reason) in equal installments of approximately 4,808 shares on each twenty-six bi-weekly payroll dates of RCM, commencing on January 15, 2021 and continuing until December 31, 2021, so long as such individual remains continuously employed by RCM through such date, except vesting will be accelerated if there is a Change in Control (as defined in the Plan).

Item 5.07          Submission of Matters to a Vote of Security Holders

On December 17, 2020, RCM Technologies, Inc. (the “Company”) held the Company’s 2020 annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders (i) elected five (5) persons to the Board of Directors (the “Board”); (ii) approved an amendment to the RCM Technologies, Inc. Amended and Restated 2014 Omnibus Equity Compensation Plan; (iii) ratified the selection by the Board’s Audit Committee of Macias, Gini & O’Connell LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2021 and (iv) voted on an advisory basis to approve the compensation of the Company’s named executive officers for 2019.  The results of these votes, as certified by the independent inspector of elections for the Annual Meeting, are set forth below.

Proposal 1.  Election of five (5) persons to serve as directors of the Company, each to serve until the Company’s next annual meeting or until their successors have been duly elected and qualified.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Bradley S. Vizi	4,980,766	963,648	168,485	3,634,563
Roger H. Ballou	4,815,429	1,129,145	168,325	3,634,563
Richard A. Genovese	4,786,700	1,124,421	201,778	3,634,563
Swarna Srinivas Kakodkar	4,672,921	1,235,469	204,509	3,634,563
Jayanth Komarneni	5,487,486	573,707	51,706	3,634,563

Proposal 2.  Approval of amendment to the RCM Technologies, Inc. Amended and Restated 2014 Omnibus Equity Compensation Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,346,809	719,793	46,297	3,634,563

Proposal 3.  Ratification of the selection by the Board’s Audit Committee of Macias, Gini & O’Connell LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2021.

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,403,871	91,826	251,765	0

Proposal 4.  Approval, on an advisory basis, of the compensation of the Company’s named executive officers for 2019.

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,379,167	682,166	51,566	3,634,563

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

Exhibit Number
99.1
RCM Technologies, Inc. Amended and Restated 2014 Omnibus Equity Compensation Plan (as amended through December 17, 2020) (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 18, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCM TECHNOLOGIES, INC.

By:	/s/ Kevin D. Miller
Kevin D. Miller
Chief Financial Officer, Treasurer and Secretary

Dated: December 18, 2020